Exhibit 23.4

Independent Auditor’s Consent

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated September 4, 2013, relating to the combined financial statements of Health Inventures, LLC, which is incorporated by reference in such Registration Statement.

/s/ BKD, LLP

Denver, Colorado
November 20, 2013